UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)

(614) 864-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 1, 2014, R. G. Barry Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) reporting that its Board of Directors had set the record date and the meeting date for a special meeting of shareholders of the Company (the “Special Meeting”). Item 8.01 of the Original Report inadvertently disclosed that the Special Meeting will be held on Wednesday, September 3, 2014 at 1:00 p.m., Eastern Daylight Time. The sole purpose of this Amendment No. 1 to the Original Report is to revise Item 8.01 of the Original Report to provide that the Special Meeting will be held on Wednesday, September 3, 2014 at 11:00 a.m., Eastern Daylight Time. Except for the correction to the time of the Special Meeting set forth in Item 8.01 of the Original Report, this Amendment No. 1 does not otherwise update, modify or amend the Original Report.

Item 8.01	Other Events.

On August 1, 2014, R. G. Barry Corporation (the “Company”) issued a press release announcing that its Board of Directors has set the record date and the meeting date for a special meeting of shareholders of the Company to consider and vote upon a proposal to adopt the previously announced Agreement and Plan of Merger, dated May 1, 2014, among the Company, MRGB Hold Co. and MRVK Merger Co., and other proposals related to the merger. The special meeting of Company shareholders will be held on Wednesday, September 3, 2014 at 11:00 a.m., Eastern Daylight Time, at the Company’s corporate offices located at 13405 Yarmouth Road NW, Pickerington, Ohio 43147, unless adjourned or postponed to a later date. Holders of record of the Company’s common shares at the close of business on July 21, 2014, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

August 6, 2014	By:	/s/ Greg A. Tunney
Greg A. Tunney
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 1, 2014